UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): March 8, 2006


                          ICON LEASING FUND ELEVEN, LLC
 -------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


     Delaware                   333-121790                 20-1979428
--------------------------------------------------------------------------------
 (State of                     (Commission               (IRS Employer
  Incorporation)              File Number)            Identification No.)


                           100 Fifth Avenue, 4th Floor
                            New York, New York 10011
 -------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (212) 418-4700
 -------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


 -------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     ICON Leasing Fund Eleven, LLC ("Fund Eleven") has commenced a consent solicitation of its members in connection with proposed amendments to its limited liability company agreement. The proposed amendments are more fully described in the Consent Solicitation Statement, dated March 8, 2006 which was previously sent to Fund Eleven's members and has been filed with the Securities and Exchange Commission (the "SEC"). Members who held shares as of March 3, 2006, the record date for the consent solicitation, will receive notice of and are entitled to vote on the proposed amendments. The proposed amendments will, if approved, permit Fund Eleven to increase the maximum offering amount from up to $200,000,000 to up to $375,000,000, after applicable SEC, NASD and state approvals are obtained.

     A copy of the form of Fund Eleven's letter to broker dealers and letter to registered representatives are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.
Exhibit No.              Document Description
99.1                     Form of Letter to Broker Dealers

99.2                     Form of Letter to Registered Representatives



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ICON LEASING FUND ELEVEN, LLC
                                            By:  ICON CAPITAL CORP., its Manager


Dated:  March 9, 2006
                                            By: /s/ Thomas W. Martin
                                                Thomas W. Martin
                                                Executive Vice President

                                                                    Exhibit 99.1
                                [ICON Letterhead]

                                  March 8, 2006
Dear Broker Dealer:

This week, we are proceeding with a significant positive change for our ICON Leasing Fund Eleven, LLC ("Fund Eleven") as we are launching a consent solicitation to increase the size of the offering from up to $200 million to up to $375 million. It's been very gratifying to watch Fund Eleven exceed all of our and your original expectations for equity fundraising. As of March 3, 2006, we have raised approximately $137.7 million since the offering kicked off and currently have raised $15 million or more per month on average. The mathematical consequence of this fact is that, when we factor in the typical doubling of our monthly volume as the offering draws to a future close, Fund Eleven could close as early as June 2006.

To address this potential shortfall, it is our preference to increase the size of the offering after receiving the approval of a majority of Fund Eleven's existing Members to do so. This week they will be sent a consent solicitation statement asking them to consent to increase the size of the offering from up to $200 million to up to $375 million. The consent solicitation statement will direct members to our information agent, ACS Securities Services, whom they should contact if they have questions (800-357-3372). We are also communicating with the appropriate registered reps from your firm to make sure they are aware of the possibility of incoming calls.

We believe there are advantages to increasing Fund Eleven's size, including greater diversification and lower per unit administrative costs. Greater diversification will come from there being more investments in Fund Eleven; lower costs will be the result of fixed costs (such as the annual financial statement audit) being spread across a larger asset base.

A disadvantage to all investors from a much larger Fund Eleven would result if we, as manager, were less able to deploy this larger amount of capital well. In fact, we are launching this consent solicitation for an increased offering this week because the completion of a major transaction just this month highlights the opportunities we have to continue to find quality assets to buy. We believe this purchase on behalf of Fund Eleven of certain of the assets of Clearlink Capital is the largest transaction ever completed by a leasing program. In this one acquisition, valued at over $150 million, we have added approximately 1100 transactions to Fund Eleven. When pending commitments and other contemplated deals are considered, Fund Eleven today finds itself with more deals than capital. In conclusion, demand for membership interests is high as is quality deal flow, making the increase in size of the offering timely and appropriate.

Also, I'd like to enlighten you about why increasing the size of Fund Eleven is preferable to other alternatives, including launching a new leasing fund. As would be true of any new program, we would incur the costs and expenses of governmental and regulatory approval. Although we're used to this process, it is extremely time consuming and expensive. Having just gone through the entire process last spring, there seems little benefit to closing Fund Eleven before its two-year selling cycle is done or closer to done.

On the broker-dealer side, you typically put us through a due diligence review of medium to extreme intensity when a new program launches, and/or contract out a third party due diligence report. The time and expense involved for this on your side and ours would likely result in a big gap between when Fund Eleven closes over the next few months and when another alternative would be available. We believe many reps use us as a shelf product and believe there is duress on their part when we are out of the market.

The selling agreement we have with you contemplates a $200 million offering and will need to be revised to reflect the higher amount. Once the approval has been received to increase the offering and a new registration statement is effective for the increased offering, we'll come back to you with a Selling Agreement revised to reflect this one change. We hope you can readily agree to the increase, but it would be entirely our pleasure to provide you with publicly-available additional information as you may require about our current activities.

Thank you for the opportunity to work within your firm. Please call me directly with any questions that you may have.

Sincerely,

                                                                    Exhibit 99.2

                                [ICON Letterhead]

                                  March 8, 2006

Dear Registered Rep:

This week, we are proceeding with a significant positive change for our ICON Leasing Fund Eleven, LLC ("Fund Eleven") as we are launching a consent solicitation to increase the size of the offering from up to $200 million to up to $375 million.

It's been very gratifying to watch Fund Eleven exceed all of our and your original expectations for equity fundraising. As of March 3, 2006, we have raised approximately $137.7 million since the offering kicked off and have currently raised $15 million or more per month on average. The mathematical consequence of this fact is that, when we factor in the typical doubling of our monthly volume as the offering draws to a future close, Fund Eleven could close as early as June 2006.

To address this potential shortfall, it is our preference to increase the size of the offering after receiving the approval of a majority of Fund Eleven's existing Members to do so. This week they will be sent a consent solicitation statement asking for their consent to increase the size of the offering from up to $200 million to up to $375 million. The consent solicitation statement will direct members to call our information agent whom they should contact if they have questions. We realize some of them may call you, and we apologize in advance for any burden that creates for you. Please refer your clients to our information agent, ACS Securities Services, at (800) 357-3372 with confidence as they will gladly handle their every inquiry.

We believe there are advantages to increasing Fund Eleven's size, including greater diversification and lower per unit administrative costs. Greater diversification will come from there being more investments in Fund Eleven; lower costs will be the result of fixed costs (such as the annual financial statement audit) being spread across a larger investor base.

A disadvantage to all investors from a much larger Fund Eleven would result if we, as manager, were less able to deploy this larger amount of capital. In fact, we are launching this consent solicitation for an increased offering this week because the completion of a major transaction just this month highlights the opportunities we have to continue to find quality assets to buy. We believe this purchase on behalf of Fund Eleven of certain of the assets of Clearlink Capital is the largest transaction ever completed by a leasing program. In this one acquisition, valued at over $150 million, we have added 1100 transactions to Fund Eleven. When pending commitments and other contemplated deals are considered, Fund Eleven finds itself today with more deals than capital. In conclusion, demand for membership interests is high as is quality deal flow, making the increase in size of the offering timely and appropriate.

Also, I'd like to enlighten you about why increasing the size of Fund Eleven is preferable to other alternatives, including launching a new leasing fund. As would be true of any new program, we would incur the costs and expenses of governmental and regulatory approval. Although we're used to this process, it is extremely time consuming and expensive. Having just gone through the entire process last spring, there seems little benefit to closing Fund Eleven before its two-year selling cycle is done or closer to done.

On the broker-dealer side, your firms typically put us through a due diligence review of medium to extreme intensity when a new program launches, and/or contract out a third party due diligence report. The time and expense involved would likely result in a big gap between when Fund Eleven closes and when another alternative would be available. We believe many reps use us as a shelf product and believe there is duress on their part when we are out of the market.

Thank you for the opportunity to work with you. Our relationships with registered reps like you explain the success we have enjoyed, and we are eager to provide you and your clients with any reasonable service to make your ICON experience exemplary. Please call me directly with any questions that you may have. Your regional sales staff (800-435-5697) is also available for questions on this matter.

Best regards,